                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration
Statements:

 .    Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
     Employees,

 .    Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation
     Long Term Incentive Plan,

 .    Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation
     Non-Employee Director's Stock Option Plan, and

 .    Form S-8 No. 33-61087 pertaining to the National Steel Retirement Savings
     Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 24, 2001, except for Notes 5 and 10, as to which the date is February 28, 2001, with respect to the consolidated financial statements of National Steel Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
March 29, 2001